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                                   Exhibit 21
                                   ----------

Significant Subsidiary Criteria [Reg S-X, Article 1, Rule 1-02 (w)] For the year ended December 31, 1999

(1) The registrant's and its other subsidiaries' investments in and advances to the subsidiary exceed 10 percent of the total assets of the registrant and its subsidiaries consolidated as of the end of the most recently completed fiscal year.

                    Plain english:   Test is met if the sub has
                    --------------   received capital contributions and
                                     intercompany loans of more than 10% of
                                     total consolidated assets.

Capital One's Consolidated Total Assets (000s)                     $ 13,336,443
                                                      Ten Percent  $  1,333,644

Based on a review of the investments in subs rollforward and intercompany loans in the general ledger, no individual sub meets the criteria.


(2) The registrant's and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10 percent of the assets of the registrant and its subsidiaries consolidated as of the end of the most recently completed fiscal year. (Note that all subs are 100% owned, excluding immaterial minority interest in the Bank, and therefore, the proportionate share of assets for testing purposes is 100%.)

Capital One's Consolidated Total Assets (000s)                     $ 13,336,443
                                                      Ten Percent  $  1,333,644
Bank (1100's)               A     $9,423,468 Yes
Thrift (1200)               A      2,676,453 Yes

Parent (1000)               A    $ 2,124,945 Not a subsidiary

  All Others:
-------------
Oakstone (1300's)                   $ 65,659 No
COSI (1400's)                        518,789 No
COSCI (1440)                             269 No
Finance Company (1500)                97,277 No
Cap One Inc. (1600)                  225,528 No
COIL (1700)                              426 No
COMS (1800)                            9,054 No
Summit (1900's)                      515,407 No
COAL (2001)                          818,844 No
GEO (2100)                                14 No
Top Credit Services (3300)            70,252 No
                              ---------------
                            A    $ 2,321,519       Sum of A's = 16,546,385 Ties
Eliminate Oakstone/                                             to Consol before
  Parent I/C Loan                    (42,823)                   eliminations
                              ---------------
Total All Others                 $ 2,278,696
                              ===============


(3) The registrant's and its other subsidiaries' equity in the income from continuing operations before income taxes exceeds 10 percent of such income of the registrant and its subsidiaries consolidated as of the end of the most recently completed fiscal year. Note that when either the consol'd or the tested sub's NIBT (but not both) is a loss, that loss must be excluded from the consol'd amount for testing purposes.

                                                                                                           Subs NIBT/(loss)
                                                                         NIBT                Threshold        >threshold
                                                                       -------------        ------------- -------------------
Capital One Consolidated (000s)                                           $ 577,017               57,702
                    Bank (1100's)                                                                                   694,722  Yes
                    Thrift (1200)                                                                                    62,716  Yes

Exclude tested subsidiary's loss:
---------------------------------
                    COSI (1400's)                                           (64,707)              64,172            (64,707) Yes
                    COSCI (1440)                                               (118)              57,714
                    COFC (1500)                                              (2,182)              57,920                     No
                    Cap One Inc. (1600)                                     (14,835)              59,185
                    COIL (1700)                                                   -               57,702
                    COMS (1800)                                              (7,071)              58,409                     No
                    America One (1310)                                     (138,488)              71,551           (138,488) Yes
                    Oakstone (not including America One) (1300's)           (28,635)              60,565                     No
                    Summit (1900's)                                         (38,114)              61,513                     No
                    COAL (2001)                                                   -               57,702                     No
                    GEO (2100)                                                    -               57,702                     No
                    Top Credit Services (3300)                                 (516)              57,753                     No
                                                                       -------------
                                                                          $ 282,351
                                                                       =============